SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


                       WEBS Index Fund, Inc.
       (Exact name of registrant as specified in its charter)

                            Maryland
           (State of incorporation or organization)

                           51-0396524
              (I.R.S. Employer Identification No.)



                          c/o PFPC Inc.
                       400 Bellevue Parkway
                    Wilmington, Delaware 19809
    (Address of Principal Executive Offices)      (Zip Code)


If this form relates to the registration of a
class of securities pursuant to Section 12(b)
of the Exchange Act and is effective pursuant
to General Instruction A.(c), check the following
box.   [   ]

If this form relates to the registration of a
class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant
to General Instruction A.(d), check the following
box.   [   ]

Securities Act registration statement file number to which this
form relates:   33-97598   (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:
  Korea WEBS Index Series, par value $.001 per share

Name of each exchange on which each class is to be registered
  American Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None

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Item 1.   Description of Registrant's Securities to be Registered.

     Reference is made to the Registrant's Registration
 Statement on Form N-1A (Securities Act file number 33-97598 and
 Investment Company Act file number 811-9102) (the "Registration
 Statement"), which is incorporated herein by reference.

Item 2.   Exhibits.

1. Registrant's Amended and Restated Articles of
   Incorporation, incorporated herein by reference to Exhibit (a.1) to the Registration Statement.

2. Registrant's Articles of Amendment, incorporated herein by reference to Exhibit (a.2) to the Registration
   Statement.

3. Registrant's Articles Supplementary, incorporated herein by reference to Exhibit (a.3) to the Registration
   Statement.

4. Registrant's Amended By-Laws, incorporated herein by reference to Exhibit (b.1) to the Registration Statement.

5. Registrant's Amendment No. 1 to its Amended By-Laws, incorporated herein by reference to Exhibit (b.2) to the Registration Statement.

6. Form of global certificate for the Korea WEBS Index
   Series.

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                          SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: May 9, 2000                  WEBS Index Fund, Inc.


                                    By: /s/Nathan Most
                                    Name:  Nathan Most
                                    Title: Chairman, President
                                    and Chief Executive Officer


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EXHIBIT 6

FORM OF GLOBAL CERTIFICATE FOR THE KOREA WEBS INDEX SERIES

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water
Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

COMMON STOCK                 CUSIP  92923H731
CERTIFICATE NO. 01           SEE REVERSE FOR CERTAIN DEFINITIONS


                   WEBS INDEX FUND, INC.
    INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
                THE KOREA WEBS INDEX SERIES


THIS IS TO CERTIFY THAT
                        CEDE & CO.

is the owner and registered Holder of the number of fully paid and nonassessable shares of the common stock, par value $.001 per share (the "World Equity Benchmark Shares" or "WEBS"), of the Korea WEBS Index Series of WEBS Index Fund, Inc., a Maryland corporation (the "Corporation"), shown from time to time on the records of the transfer agent thereof as represented by this Certificate which shall be all of the outstanding WEBS of the Korea WEBS Index Series of the Corporation (other than outstanding WEBS held in registered form). This Certificate and the WEBS Represented hereby are issued and shall be held subject to the provisions of the General Corporation Law of the State of Maryland and the Articles of Incorporation and By-laws of the Corporation, as they may be amended from time to time.

THIS CERTIFICATE IS NOT VALID UNLESS MANUALLY COUNTERSIGNED AND
REGISTERED BY THE TRANSFER AGENT AND REGISTRAR.

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE SIGNATURES
OF ITS DULY AUTHORIZED OFFICERS.


Dated:


______________________              ______________________
     SECRETARY                            PRESIDENT

              TRANSFER AGENT AND REGISTRAR
                       PFPC Inc.

               By: ____________________
                   Authorized Signature

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                  WEBS INDEX FUND, INC.
   INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
                THE KOREA WEBS INDEX SERIES

  This Certificate represents all shares of common stock, par value $.001 per share ("World Equity Benchmark Shares" or "WEBS"), of the Korea WEBS Index Series of WEBS Index Fund,
Inc. (the "Corporation") recorded from time to time on the books of PFPC Inc. , as transfer agent (the "Transfer Agent"), located Wilmington, Delaware. The registered Holder is entitled to all the rights, interests and privileges of a stockholder as provided in the Articles of Incorporation and By-Laws of the Corporation, as amended, which are incorporated by reference herein.

  This Certificate shall be transferable by Cede & Co. as the registered Holder hereof by presentation and surrender hereof at the office of the Transfer Agent, properly endorsed or accompanied by an instrument of transfer, in form satisfactory to the Transfer Agent, and executed in blank by the registered Holder hereof or his authorized attorney. Except as otherwise provided in the Articles of Incorporation, WEBS represented hereby may be redeemed by the Corporation only in aggregations of a specified number of shares (each, a "Creation Unit") at their net asset value next determined after receipt of a redemption request in proper form by the Distributor thereof in kind, in cash or a combination thereof pursuant to Article 5 of the Articles of Incorporation, as amended in accordance with the requirements thereof, by the registered Holder when tendered together with an instrument of assignment and transfer duly endorsed or executed in blank, together with an irrevocable instruction in writing to redeem the same, and the Corporation will thereafter redeem said WEBS at net asset value next determined after receipt of a redemption request in proper form by the Distributor, provided that the WEBS to be redeemed represented by this Certificate shall equal one or more Creation Units of WEBS as provided in the Articles of Incorporation, as amended from time to time.

  The Corporation has authority to issue stock of more than one
WEBS Index Series (each, "WEBS Index Series"). The Corporation will furnish without charge to the registered Holder hereof a full statement of: (1) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each WEBS Index Series which the Corporation is authorized to issue;
(2) the differences in the relative rights and preferences between the WEBS of each WEBS Index Series which the Corporation is authorized to issue to the extent such rights and preferences have been set; and (3) the authority of the Board of Directors to set the relative rights and preferences of subsequent WEBS Index Series.

  The registered Holder hereof may be required to pay taxes or other governmental charges that may be imposed in connection with the transfer, redemption or other surrender of this Certificate.

  The Transfer Agent, notwithstanding any notice to the contrary, may treat the person in whose name this Certificate is registered upon the books of the Transfer Agent as the absolute owner hereof for all purposes.

     SEE CURRENT PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION
          FOR FURTHER INFORMATIONCONCERNING REDEMPTION OF WEBS
                             __________






  For value received _______________________ hereby sells, assigns and transfers unto _________________________________
  [________] (please insert Social Security Number or other identifying number of the Assignee) all WEBS of the Korea WEBS Index Series of WEBS Index Fund, Inc. represented by the within Certificate, and does hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said WEBS on the books of the Transfer Agent for such ___________ with full power of substitution in the premises.

  Dated:__________
                          (Signature)

SIGNATURE GUARANTEED BY:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatever.